Exhibit 99.1
For Information
Brent A. Collins
303-861-8140
FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES EXECUTIVE RETIREMENT

 DENVER, July 21, 2010 – SM Energy Company (NYSE: SM) today announces Milam Randolph Pharo, the Company’s senior vice president and general counsel, has informed SM Energy of his intention to retire from the Company at the end of 2010.

Tony Best, President and CEO, commented, “I want to thank Randy for his many years of service to SM Energy, first as an outside attorney and for the last 15 years as a valued employee.  On behalf of all those affiliated with the Company, I want to wish Randy the best in his future personal and professional endeavors.”

ABOUT THE COMPANY

SM Energy Company, formerly named St. Mary Land & Exploration Company, is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at sm-energy.com.